Exhibit 4.3

SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of May 4, 2012, among UPC Germany Holdings GmbH, UPC Germany Holdco 1 GmbH, Kabel BW GmbH and Kabel Baden-Württemberg Verwaltungs-GmbH (each a “Guaranteeing Company” and collectively, the “Guaranteeing Companies”), Unitymedia Hessen GmbH & Co. KG (“Unitymedia Hessen”) and Unitymedia NRW GmbH (“Unitymedia NRW”), as Co-Issuers (the “Co-Issuers”), and The Bank of New York Mellon, as Trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, UPC Germany GmbH has heretofore executed and delivered to the Trustee an indenture (as amended and supplemented from time to time, the “Indenture”), dated as of November 20, 2009, providing for the issuance of an initial aggregate principal amount of €1,430,000,000 of 8⅛% Senior Notes due 2017 and $845,000,000 of 8⅛% Senior Notes due 2017 (collectively, the “Notes”).
WHEREAS, the Co-Issuers acceded to the Indenture pursuant to an Accession Agreement, dated as of March 2, 2010, among UPC Germany GmbH, Unitymedia Hessen and Unitymedia NRW, as Co-Issuers, and the Trustee.
WHEREAS, the Indenture provides that under certain circumstances a Guaranteeing Company shall execute and deliver to the Trustee a Supplemental Indenture pursuant to which such Guaranteeing Company shall unconditionally guarantee all of the Co-Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and
WHEREAS, pursuant to Section 9.05 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of the Guaranteeing Companies and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    AGREEMENT TO GUARANTEE. Each Guaranteeing Company hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in such Guarantee and in the Indenture.
3.    NO RECOURSE AGAINST OTHERS. No officer, employee, incorporator, member or stockholder of any Guaranteeing Company, as such, shall have any liability for any obligations of the Co-Issuers or any Guaranteeing Company under the Notes, any Guarantees, the Indenture, the Notes Proceeds Loan, any Intercreditor Agreement, the Security Documents or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
5.    NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO

THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
6.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
7.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
8.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Companies and the Issuer.
9.    RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes.
10.    SUCCESSORS. All covenants and agreements in this Supplemental Indenture by the parties hereto shall bind their successors.

(Signature page to follow.)

2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

UNITYMEDIA NRW GMBH
By: Authorized Signatory
Name:
Title:

By: Authorized Signatory
Name:
Title:

UNITYMEDIA HESSEN GMBH & CO. KG
By: Authorized Signatory
Name:
Title:

By: Authorized Signatory
Name:
Title:

UPC GERMANY HOLDINGS GMBH, as Guaranteeing Company

By: Authorized Signatory
Name:
Title:

By: Authorized Signatory
Name:
Title:

UPC GERMANY HOLDCO 1 GMBH, as Guaranteeing Company

By: Authorized Signatory
Name:
Title:

By: Authorized Signatory
Name:
Title:

KABEL BW GMBH, as Guaranteeing Company
By: Authorized Signatory
Name:
Title:

By: Authorized Signatory
Name:
Title:

KABEL BADEN-WÜRTTEMBERG VERWALTUNGS-GMBH, as Guaranteeing Company
By: Authorized Signatory
Name:
Title:

By: Authorized Signatory
Name:
Title:

THE BANK OF NEW YORK MELLON, as Trustee

By: Authorized Signatory
Name:
Title: